UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 2018 (April 26, 2018)

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32421	58-2342021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 1718, New York, NY	10170
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(212) 201-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 26, 2018, Fusion Telecommunications International, Inc., a Delaware corporation (“Fusion”), entered into an Eighth Amendment (the “Eighth Amendment”) to the Agreement and Plan of Merger, dated August 26, 2017 (as amended, the “Merger Agreement”), by and among Fusion, Fusion BCHI Acquisition LLC, a wholly-owned subsidiary of Fusion (“BCHI”), and Birch Communications Holdings, Inc. (“Birch”), with respect to a merger by and between BCHI and Birch (the “Birch Merger”). Under the Eighth Amendment, the parties agreed to increase the dollar amount of cash that Fusion could raise by issuing equity or debt securities in connection with capital raising activities prior to the closing of the Birch Merger from $40 million to $50 million and also agreed that any shares of common stock of Fusion, par value $0.01 per share (the “Common Stock”), issued in such offering(s) in an amount of up to such $50 million would be excluded in determining the number of shares to be issued to BCHI Holding, LLC as consideration in connection with the Birch Merger.

On April 27, 2018, Fusion entered into a Ninth Amendment (the “Ninth Amendment”) to the Merger Agreement. Under the Ninth Amendment, the parties thereto agreed (i) to extend the Outside Date (as defined in the Merger Agreement), after which Fusion or Birch may terminate the Merger Agreement if the Birch Merger has not been consummated, to May 15, 2018; (ii) that the Outside Date may be extended to May 30, 2018 in order to obtain certain regulatory and governmental approvals; and (iii) to extend the date on which Fusion or Birch may terminate the Merger Agreement due to an inability to secure commitments for the required financing to May 15, 2018.

The foregoing description of the Eighth Amendment and the Ninth Amendment is not complete and is qualified in its entirety by reference to the full text of each such document, which are filed as Exhibits 10.1 and 10.2 hereto, and which are incorporated by reference herein in their entirety.

Item 8.01 Other Events

Fusion is announcing that it is in the final stage of negotiations with the owners of a privately-held Cloud Services provider (“Target”) to acquire Target and its subsidiaries (the “Proposed Acquisition”) for an aggregate purchase price of approximately $70 million (subject to certain adjustments), up to $10 million of which may be paid in shares of Common Stock. Based on financial statements and other information provided to Fusion, Target has approximately $70 million of annual revenue and a 100% business customer base made up of more than 8,000 small, medium and enterprise customers, with an average revenue per user of approximately $750 and a churn rate averaging approximately one percent. Based on current projections, Fusion believes that the Proposed Acquisition would be at an acquisition price equivalent to approximately 5x adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) of Target for the preceding twelve months, after realization of projected synergies and annual cost savings of approximately $16 million expected to be realized within one year after the closing of the Proposed Acquisition.

Fusion believes that the Proposed Acquisition, if consummated, would be consistent with Fusion’s historical acquisition strategy of acquiring other companies in the Cloud Services space and would, among other things, expand Fusion’s portfolio of products and services, add a growing, high quality business customer base with attractive attributes, present meaningful synergy opportunities and/or expand Fusion’s overall scale, scope and distribution network.

Completion of the Proposed Acquisition is subject to finalization and execution of a definitive merger agreement and associated documents, and Fusion raising the capital to finance the cash consideration for the Proposed Acquisition. Fusion may finance the Proposed Acquisition through the incurrence of debt, the issuance of equity securities, cash on hand or a combination thereof. There can be no assurance that Fusion and the owners of Target will finalize and execute the definitive merger agreement or that Fusion will be able to secure the capital necessary to finance the Proposed Acquisition. Other unforeseen events could occur that would delay, interfere with or prevent the consummation of the Proposed Acquisition. In addition, if the definitive merger agreement is entered into, the consummation of the Proposed Acquisition will be subject to satisfaction of certain closing conditions, including obtaining any required regulatory approvals.

As previously announced, Fusion has engaged Goldman Sachs, Morgan Stanley and MUFG (the “Arrangers”) as joint lead arrangers and joint bookrunners to arrange new senior secured credit facilities (the “New Credit Facilities”) in connection with the Birch Merger. To finance the cash consideration for the Proposed Acquisition, Fusion is seeking to increase the principal amount of the first lien secured “tranche B” term loans (the “New Tranche B Loans”) under the New Credit Facilities by approximately $62 million. After giving effect to the increase, the New Credit Facilities being sought by Fusion will consist of first lien secured term loans in an aggregate principal amount of approximately $570 million, second lien secured term loans in an aggregate principal amount of approximately $70 million and a revolving credit facility in an aggregate amount of approximately $40 million (the “New Revolving Facility”). The actual allocation between the first lien secured term loans and the second lien secured term loans may change based on demand. If the Proposed Acquisition is not completed within three months of the closing of the New Credit Facilities, Fusion will be required to promptly prepay the incremental amount of the New Tranche B Loans, at par. The Arrangers will be paid, for their own respective accounts, certain fees if the closing of the New Credit Facilities occurs. Goldman Sachs and Birch’s M&A advisor may defer, for up to 90 days following the closing of the New Credit Facilities, payment by Fusion of up to $4 million in the aggregate of fees that would otherwise be due to them in connection with the New Credit Facilities and the Birch Merger (the “Deferred Fees”), which Deferred Fees will constitute a non-recurring current liability of Fusion and an anticipated near-term use of its cash.

A prospective lender (the “TLB Lender”) has expressed an interest in purchasing a significant portion of the New Tranche B Loans, principally through a newly formed controlled affiliate (the “SPV TLB Lender”), but only if the SPV TLB Lender’s purchase can be financed, in part, with debt incurred by the SPV TLB Lender (the “SPV TLB Lender Financing”). It is currently contemplated that Goldman Sachs will provide the SPV TLB Lender Financing and that the SPV TLB Lender Financing will be in the form of a senior secured loan made by Goldman Sachs to the SPV TLB Lender (the “GS/SPV Senior Secured Loan”), with the cash proceeds thereof, together with the proceeds of cash that will be contributed by the TLB Lender to the SPV TLB Lender, to be used by the SPV TLB Lender to purchase a significant portion of the New Tranche B Loans. The closing of the SPV TLB Lender Financing will occur simultaneously with the closing of the New Credit Facilities.

As part of the SPV TLB Lender Financing, Fusion will agree to purchase, for cash at par, a $25 million subordinated note issued by the SPV TLB Lender (the “Fusion/SPV Subordinated Note”). The Fusion/SPV Subordinated Note will be unsecured and will be subordinated in right of payment to the GS/SPV Senior Secured Loan. The current forms of the credit agreement governing the GS/SPV Senior Secured Loan and the Fusion/SPV Subordinated Note, in substantially final form, are filed as Exhibits 99.1 and 99.2 hereto, and are incorporated by reference herein in their entirety.

As credit support for the GS/SPV Senior Secured Loan, Goldman Sachs will receive a pledge of all of the assets of the SPV TLB Lender, including the New Tranche B Loans held by the SPV TLB Lender and all cash held by the SPV TLB Lender (including the entire cash proceeds of the Fusion/SPV Subordinated Note), and a pledge of the equity interests in the SPV TLB Lender held by the TLB Lender, as well as a limited guaranty from the TLB Lender. The SPV TLB Lender will be required to provide additional cash collateral to Goldman Sachs based on daily mark-to-market valuations of the fair market value of the New Tranche B Loans held by the SPV TLB Lender compared to the outstanding principal amount of the GS/SPV Senior Secured Loan, which mark-to-market payments (if any) will be funded by the TLB Lender. None of the collateral or other credit support provided by the SPV TLB Lender or the TLB Lender to Goldman Sachs will secure the Fusion/SPV Subordinated Note or the New Credit Facilities.

The credit agreement and other transaction documents governing the GS/SPV Senior Secured Loan will contain representations of the SPV TLB Lender and the TLB Lender, covenants binding upon them and events of default relating to the SPV TLB Lender Financing, as described therein. The GS/SPV Senior Secured Loan will also be subject to certain mandatory prepayment events, as described in the credit agreement and other transaction documents governing the GSP/SPV Senior Secured Loan.

Under the proposed terms of the SPV TLB Lender Financing and the proposed terms of the Fusion/SPV Subordinated Note, repayment by the SPV TLB Lender of the Fusion/SPV Subordinated Note will be permitted if (1) Fusion has achieved an Adjusted Debt to EBITDA Level (as described below) of less than 1.00:1.00 as of the end of each fiscal quarter in any period of four consecutive fiscal quarters and no default or event of default then exists under the GS/SPV Senior Secured Loan, or (2) the GS/SPV Senior Secured Loan has been repaid in full. The “Adjusted Debt to EBITDA Level” will be calculated by Goldman Sachs and will be equal, as of the end of each fiscal quarter, to the product of (a) (i) the outstanding principal amount of the GS/SPV Senior Secured Loan, divided by (ii) the outstanding principal amount of the New Tranche B Loans held by the SPV TLB Lender, and (b) (i) the total outstanding principal amount of the New Credit Facilities (assuming that the New Revolving Facility has been drawn in full) and any debt senior to, or pari passu with, the New Credit Facilities, divided by (ii) Fusion’s consolidated adjusted EBITDA for the preceding twelve months.

As currently contemplated, Fusion will pledge the Fusion/SPV Subordinated Note to secure its obligations in respect of the New Credit Facilities, with the New Revolving Facility having payment priority in respect thereof as described below. In the event Fusion receives any repayment or other amount in respect of the Fusion/SPV Subordinated Note and Fusion’s Total Leverage Ratio (as described below) is greater than or equal to 2.50:1.00 as of the end of the then most recently ended fiscal quarter or a default or an event of default then exists under the New Credit Facilities, then the repayment or other amount received by Fusion will be required to be deposited into a segregated deposit account, to be held as cash collateral in respect of the New Credit Facilities, subject to the New Revolving Facility payment priority described below. If Fusion achieves a Total Leverage Ratio of less than 2.50:1.00 as of the end of any subsequent fiscal quarter and no default or event of default then exists under the New Credit Facilities, then the cash collateral in the segregated deposit account will be released to Fusion. If an event of default exists under the New Credit Facilities, any value realized from the exercise of remedies in respect of the Fusion/SPV Subordinated Note, including any cash collateral in the segregated deposit account, will be available to repay obligations outstanding in respect of the New Revolving Facility and to cash collateralize any letters of credit outstanding thereunder before being applied to any other obligations in respect of the New Credit Facilities. The “Total Leverage Ratio” will be equal, as of the end of any fiscal quarter, to the ratio of Fusion’s consolidated total debt as of such date to its consolidated adjusted EBITDA for the four fiscal quarters ending on such date.

While it is currently contemplated that the Fusion/SPV Subordinated Note will secure Fusion’s obligations in respect of the New Credit Facilities as described above, the cash collateral pledged by the SPV TLB Lender to Goldman Sachs as part of the SPV TLB Lender Financing will be available to repay the Fusion/SPV Subordinated Note, and thereby be available for the benefit of Lenders under the New Revolving Facility and, after application thereto, the other New Credit Facilities, only to the extent such collateral is not required to be applied to repay the GS/SPV Senior Secured Loan. The Fusion/SPV Subordinated Note will not be secured by any assets of the SPV TLB Lender, and Fusion will have no claims against the SPV TLB Lender under the Fusion/SPV Subordinated Note other than the right to payment thereunder in accordance with its terms. Lenders under the New Credit Facilities will not have any claims against the SPV TLB Lender (other than as set forth in the New Credit Facilities), and will be entitled to share in the proceeds of payments on the Fusion/SPV Subordinated Note only to the extent of their lien on the Fusion/SPV Subordinated Note described above.

In addition, in connection with its participation in the New Tranche B Loans, the TLB Lender will be provided by Fusion with non-voting board observation rights. As a result of its board observation rights, the TLB Lender and its affiliates may receive information with respect to Fusion and its subsidiaries that is not available to other lenders, which may include material non-public information with respect to Fusion and its subsidiaries. The TLB Lender will be obligated to maintain confidentiality with respect to material non-public information that originates from or is otherwise derived from its board observation rights, and comply with relevant securities laws. Under the proposed terms of the SPV TLB Lender Financing, Goldman Sachs will not be a beneficiary of any such board observation rights, and will not have any right over the selection of any board observer or any control over any board observer. Such board observation rights will not be transferrable to any assignee of the New Tranche B Term Loans held by the TLB Lender or the SPV TLB Lender.

Goldman Sachs has indicated that it may provide up to $20 million in commitments under the New Revolving Facility at closing. There can be no assurance, however, that Goldman Sachs will provide any portion of the New Revolving Facility.

The closing of the New Credit Facilities will be conditioned on, among other things, Fusion selling (1) $5 million of Common Stock, expected to be issued at a price of $3.50 per share, to a prospective lender under the second lien term facility, (2) $15 million, issued at 98% of par, of a newly designated series of 12% perpetual non-convertible preferred stock to certain current stockholders of Birch (the “Redeemable Preferred Stock”), which will be redeemable by Fusion at any time, and (3) a new $10 million subordinated unsecured note to certain current stockholders of Birch (the “New Subordinated Note”). In addition, certain current stockholders of Birch will defer the repayment of approximately $3.3 million of existing loans to a subsidiary of Birch, which loans were previously contemplated to be repaid in full at closing of the Birch Merger, with such deferred loans becoming due in three equal quarterly installments beginning with the third quarter of 2018 and being subordinated to the New Credit Facilities. At closing of the New Credit Facilities, and after giving effect to the equity issuances and debt transactions described above and the payment of related transaction fees and expenses (but subject to the deferral of payment of the Deferred Fees as described above), Fusion projects that it will have approximately $20 million of unrestricted cash on hand, and $40 million available for borrowing under the New Revolving Facility. Under the proposed terms of the Redeemable Preferred Stock, Fusion will be required to redeem the Redeemable Preferred Stock with the proceeds of any offering of shares of Common Stock occurring after the closing of the Birch Merger, but such redemption will be subject to prior payment, in full, of the Deferred Fees. In addition, the Eighth Amendment to the Merger Agreement permits Fusion to issue up to an additional $5 million of Common Stock prior to the closing of the Birch Merger (after taking into consideration the sale of $5 million of Common Stock described in the first sentence of this paragraph). If any such additional Common Stock is issued, Fusion anticipates that the proceeds thereof, together with the proceeds of the other Common Stock issuance described above, would be used for general corporate purposes.

The terms, structure, amount, timing and availability of the New Credit Facilities (including the relative amounts of the first lien secured term loans and the second lien secured term loans), the GS/SPV Senior Secured Loan, the Fusion/SPV Subordinated Note, the New Subordinated Note, the Redeemable Preferred Stock and the other equity financings described above depend on market and other conditions and may change, and such changes may be material. At this time, none of Goldman Sachs, the other Arrangers, the TLB Lender, the SPV TLB Lender, any existing stockholder of Birch or any other person is obligated to provide any portion of the New Credit Facilities, the New Subordinated Note or the Redeemable Preferred Stock, as applicable, enter into the SPV TLB Lender Financing or provide any other equity or debt financing to Fusion, and the successful closing of any of the foregoing cannot be assured. In addition, in the event the SPV TLB Lender Financing is not provided by Goldman Sachs, the TLB Lender and the SPV TLB Lender may determine to reduce their participation in the New Tranche B Loans, or may determine not to participate at all, which is likely to materially adversely affect Fusion’s ability to obtain the entire amount of the New Credit Facilities, including the New Tranche B Loans, and to close the New Credit Facilities. In such event, Fusion may be required to raise additional or other debt or equity capital, which may be preferred equity, thereby increasing its leverage or resulting in additional dilution for Fusion’s existing preferred and common stockholders. If the SPV TLB Lender Financing is entered into, the interests of the parties thereto may differ from those of the Arrangers and lenders under the New Credit Facilities and Fusion’s existing and prospective equity holders. In addition, the interests of Goldman Sachs and the other Arrangers in respect of the New Credit Facilities may differ from those of the other lenders under the New Credit Facilities and Fusion’s existing and prospective equity holders.

The New Credit Facilities, if obtained, will not increase Fusion’s leverage ratio as of the closing date, but will increase its overall leverage and debt service obligations and exacerbate the risks related to its substantial leverage described in its Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission (the “SEC”). All of Fusion’s debt, as well as its preferred stock, would be entitled to payment prior to any payments to holders of Common Stock.

Forward-Looking Statements

Certain statements contained in this filing may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Birch Merger and the Proposed Acquisition, the nature of financing to be incurred in connection with the Birch Merger or the Proposed Acquisition, the consideration to be paid in connection with the Proposed Acquisition and the ability of the parties to consummate the Birch Merger and the Proposed Acquisition. These forward looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward looking statements speak only as of the date they are made, and Fusion undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including the risks related to the Birch Merger and the Proposed Acquisition and the financing thereof, including related to our leverage and liquidity, the ability to consummate such transactions, and if consummated, to achieve the anticipated benefits in the expected timeframe, if at all, and the other risks disclosed in Fusion’s Form 10-K and other filings filed by Fusion with the SEC, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1
Eighth Amendment, dated as of April 26, 2018, to Agreement and Plan of Merger by and among Fusion Telecommunications International, Inc., Fusion BCHI Acquisition LLC and Birch Communications Holdings, Inc.

10.2
Ninth Amendment, dated as of April 27, 2018, to Agreement and Plan of Merger by and among Fusion Telecommunications International, Inc., Fusion BCHI Acquisition LLC and Birch Communications Holdings, Inc.

99.1	Form of credit agreement governing the GS/SPV Senior Secured Loan
99.2	Form of Fusion/SPV Subordinated Note

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

By: /s/ James P. Prenetta, Jr.
James P. Prenetta, Jr.
April 30, 2018	EVP and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1
Eighth Amendment, dated as of April 26, 2018, to Agreement and Plan of Merger by and among Fusion Telecommunications International, Inc., Fusion BCHI Acquisition LLC and Birch Communications Holdings, Inc.

10.2
Ninth Amendment, dated as of April 27, 2018, to Agreement and Plan of Merger by and among Fusion Telecommunications International, Inc., Fusion BCHI Acquisition LLC and Birch Communications Holdings, Inc.

99.1	Form of credit agreement governing the GS/SPV Senior Secured Loan
99.2	Form of Fusion/SPV Subordinated Note

8